Exhibit 10.2

AMENDMENT

TO

DISTILLER’S GRAIN MARKETING AGREEMENT

This AMENDMENT TO DISTILLER’S GRAIN MARKETING AGREEMENT (the “Amendment”) is entered into effective as of June 7, 2010, by and between Grainte Falls Energy, LLC, a Minnesota limited liablity company (the “Seller”) and CHS Inc., a Minnesota cooperative corporation (the “Buyer”).

RECITALS

A.            Seller and Commodity Specialists Company entered into a certain Distiller’s Grain Marketing Agreement dated as of December 1, 2004, which was subsequently assigned by Commodity Specialists Company to Buyer (the “Agreement”); and

B.            Subject to the terms and conditions set forth herein, Seller and Buyer desire to amend description of the Products to be sold under the Agreement, as provided herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Purchase and Sale.  The first sentence of Section 2 of the Agreement is deleted and replaced in its entirety with the following:

“Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the entire bulk feed grade DDGS output from Seller’s plant at Granite Falls Minnesota (hereinafter, the “Plant”), other than the Montevideo Intermodal facility sales (defined below), subject to all terms and conditions set forth in this Agreement.  Notwithstanding the foregoing, the parties agree that Seller may sell DDGS from the Plant to Montevideo Intermodal facility, or its subsidiaries (collectively, “Motevideo Intermodal”) for delivery to the Montevideo Intermodal container loading facility located in Montevideo, Minnesota, without any fees, commissions or amounts due Buyer, provided that Seller notifies Buyer of the quantity to be sold under this provision prior to any such sale.”

2.                                      Reminaing Terms Unchanged.  Except as set forth in this Amendment, all terms of the Agreement shall remain unchanged and in full force and effect.

3.                                      Definitions.  Any capitalized term not defined in this Amendment shall have the meaning set forth in the Agreement.

4.                                      Counterparts  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which will constitute on in the same instrument.  Any executed counterpart of this Amendment delivered by facsimile or other electronic transmission to a party to the Amendment will constitute an original counterpart of this Amendment.

IN WITNESS WHEREOF,  the undersigned have duly executed this Amendment effective as of the date first above written.

Granite Falls Energy, LLC		CHS Inc.

By:	/s/ Tracey L. Olson	By:	/s/ Steve Markham

Its:	CEO/GM	Its:	Merchant